UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 3, 2011

Hardinge Inc.

(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

One Hardinge Drive, Elmira, NY 14902
(Address of principal executive offices) (Zip Code)

(607) 734-2281
(Registrant’s telephone number including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Statement

This Current Report on Form 8-K/A amends Item 5.07 of the Current Report filed by the Registrant on May 9, 2011 to disclose the decision of Hardinge Inc. (the “Company”) regarding the frequency of shareholder advisory votes on the compensation of Company executives in light of the results of the shareholder advisory vote on this matter (Proposal 5) at the 2011 Annual Meeting of Shareholders.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Consistent with the results of the advisory vote by the Company’s shareholders on Proposal 5 at the 2011 Annual Meeting of Shareholders, the Company’s Board of Directors has determined that future shareholder advisory votes on the Company’s executive compensation policies and practices will be held every year. The Company’s Board of Directors will re-evaluate this determination in connection with its next shareholder advisory vote regarding the frequency of future advisory votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARDINGE INC.
Registrant

Date: October 5, 2011	By:	/s/	Edward J. Gaio
Edward J. Gaio
Vice President and Chief Financial Officer